Auditor's report on audit of financial statements of Teplarna Kromeriz, a.s.

     The 1998 financial statements of Teplarna Kromeriz, a.s., with its registered office at Kromeriz, Na Sadkach 3572, were audited due to a legal obligation to provide financial statements audited by an auditor.

     The ordinary financial statements prepared as to 31 December 1998 were subject to the audit pursuant to Section 14 Subsections 1 and 2 of the Czech National Council's Act No. 524/1992 Coll.

In our audit, we paid attention to:

-    a checkout of the balance sheet continuity;

- a checkout of linking of balances on synthetic accounts to the balance sheet and the profit and loss statement. This checkout was carried out in Microsoft Excel. After balances of synthetic accounts had been taken over and control statements had been made, no differences were found out.

- the system of accounting procedures and internal audit in 1998 with regard to methodological and technical approaches and the compliance with valid regulations, particularly with the Act 563/1991 Coll., on Accounting Procedures, and with the ruling of the Federal Ministry of Finance, reg. No. V/20-100/1992, on Account Classification and Accounting methods for Entrepreneurs, as amended;

- a survey of balances discovered in the Company's accounting as of 31 December 1998 on accounts of the Company's assets and on accounts of its liabilities and shareholders' capital;

- an evaluation of events that occurred after the financial statements date and that could have an impact on our auditor's report.

     We conducted our audit in accordance with the guidelines issued by the Chamber of Auditors of the Czech Republic, and/or with requirements of international auditing standards ensuring from the responsibility of the Company's statutory bodies for keeping complete, supportable and correct accounting records, and from the obligation to have data in the financial statements audited on a test basis and using the principles of significance. Accounting documents related to accounting records were audited on a test basis. No extraordinary survey of any assets was necessary.

     Based on the results of the applied auditing methods, we did not find out any significant errors or discrepancies with valid laws and regulations. The carried-out audit entitles us reasonably to issue this statement:

     In our opinion, the financial statements, in all their essential aspects, present fairly the assets, liabilities, equity and the financial position of Teplarna Kromeriz, a.s., as to 31 December 1998, and its economic results in the accounting period 1998 in accordance with the Act No. 563/1991 Coll., on Accounting, and with respective regulations.


                                             Signature

Bystrice pod Hostynem, 31 March 1999

On behalf of Muller - audit, spol. s.r.o., license No. KACT 140

Ing. Jiri Muller, auditor, decree No. 527, the executive of the company



                            Profit and Loss Statement
                               In its full extent
                             As to December 31, 1998
                      (in whole thousands of Czech crowns)


                                                                   1998                      1997
                                                                   ----                      ----

Income from sale of goods                                             -                         2
Costs expended on goods sold                                          -                         -
                                                                 ------                    ------
Trade margin                                                          -                         2

Performances                                                     53,879                    55,002
                                                                 ------                    ------
  Income from sale of own products and
    services                                                     53,879                    55,002

Output Consumption                                               45,975                    48,824
                                                                 ------                    ------
  Consumption of material and power                              42,960                    43,946
  Services                                                        3,015                     4,878
                                                                 ------                    ------
Value added                                                       7,904                     6,180

Personal expenses                                                 4,997                     4,873
                                                                 ------                    ------
  Wages expenses                                                  3,692                     3,608
  Expenditure on social security                                  1,305                     1,265

Taxes and payments (-)                                               47                        40

Deductions on intangible and tangible
  fixed assets (-)                                                1,209                     1,277
Income from sale of fixed assets and
  Materials (+)                                                     130                        11
Accounting of corrective items in
  operative yields (+)                                              129                       129

Accounting of corrective items in
  operative costs (-)                                                 -                         -
Other operative yields (+)                                           47                        55
Other operative costs (-)                                           516                       139
Operative economic result (A)                                     1,441                        46

Interest revenues (+)                                               139                       207
Interest expenses (-)                                             1,290                     2,553
Other financial revenues (+)                                         29                         -
Other financial expenses (-)                                        145                       108

Net result from financial activities (B)                         (1,267)                   (2,454)

Income taxes on normal activity                                       -                         -
    - due                                                             -                         -
    - deferred                                                        -                         -

Net result after taxes from normal activity
  (A+B =C)                                                          174                    (2,408)

Extraordinary revenues                                              310                       735
Extraordinary expenses                                                -                         -
Income tax on extraordinary activity                                  -                         -
    - due                                                             -                         -
    - deferred                                                        -                         -

Net result from extraordinary activities (D)                        310                       735

Net income (net loss) for the accounting
  Period (C + D)                                                    484                    (1,673)




                                  BALANCE SHEET
                               In its full extent
                             As of December 31, 1998
                      (in whole thousands of Czech crowns)


                                                                   1998                      1997
                                                                   ----                      ----

ASSETS

Total Assets                                                     43,782                    40,783
                                                                 ======                    ======

  Intangible and Tangible Assets and
    Investments                                                  30,288                    31,022
                                                                 ------                    ------
    Intangible inv. Assets                                            9                        12

    Tangible assets                                              30,279                    31,010
                                                                 ------                    ------
      Land                                                        1,321                     1,321
      Buildings, halls and constructions                         15,932                    16,412
      Separate movable items and sets of
        mov. It.                                                  5,704                     6,085
      Incomplete tangible investments                             8,742                     8,742
      Corrective item for acquired property                      (1,420)                   (1,550)

Current Assets                                                   13,464                     8,976
                                                                 ------                    ------
    Trade Receivables                                            10,824                     8,666
    Receivables from Taxes and Subsidiaries                       1,763                         -
    Other Receivables                                                17                        33
    Cash                                                             74                       140
    Bank Accounts                                                   786                       128
    Short-Term Financial Assets                                       -                         9

Other Assets                                                         30                       785
                                                                 ------                    ------
    Temporary Accounts of Assets                                     27                        51
    Contingencies - Gain                                              3                       734

TOTAL LIABILITIES AND CAPITAL                                    43,782                    40,783
                                                                 ======                    ======

  Own capital                                                     4,573                     1,890
                                                                 ------                   -------
    Basic capital                                                17,487                     1,000
    Capital funds                                                     -                    14,291
    Economic result of past years                               (13,398)                  (11,728)
    Economic result of current acc. period                          484                    (1,673)

  Liabilities                                                    39,169                    38,705
                                                                 ------                    ------
  Short-term liabilities                                         35,544                    27,830
                                                                 ------                    ------
      Trade payables                                              7,357                     5,585
      Payables to employees                                         241                       202
      Social security payable                                       171                       126
      Taxes payable                                                  44                       884
      Payables to related companies
        (shareholdings less than 50%)                            27,729                    21,018
      Other payables                                                  2                        15

    Bank loans and short-term notes                               3,625                    10,875
                                                                 ------                    ------
      Long-term bank loans                                        3,625                     3,625
      Short-term bank loans                                           -                     7,250

  Other liabilities - temporary accounts of
    liabilities                                                      40                       188
                                                                 ------                    ------
    Contingencies - loss                                             40                       188


                            Teplarna Kromeriz, a.s.
                              CASH FLOW STATEMENT
                      For the year ended 31 December 1998

                                                                         1998
                                                                         ----

Cash and cash equivalents at the beginning of the accounting period        277
                                                                           ---
Cash flow from main (operational) activity

Profit/loss from normal activity before taxes                              174
                                                                           ---

Adjustments by non-cash transactions                                     2,708

  Depreciation of fixed assets                                           1,209
  Change in provisions, reserves and change in
    prepayments and accruals                                               479
  (Profit) loss from sale of fixed assets                                 (130)
  Dividends and profit revenues                                              -
  Interest Expense                                                       1,150

Net cash flow from operational activity before taxes and
  before changes in working capital and extraordinary items              2,882
                                                                         -----

Change in working capital                                                3,842

  Change in receivables from operational activities                     (2,158)
  Change in short-term payables from operational activities              6,000
  Change in inventories balance                                              -

Net cash flow from operational activity before taxes
  and extraordinary items                                                6,724
                                                                         -----

Interest paid                                                           (1,290)
Interest received                                                          140
Tax on normal activity and additional tax of prior years                   (32)
Revenues and expenses related to extraordinary items                       310

Net cash flow from operational activity                                  5,852
                                                                         -----

Cash flow from investment activity

  Fixed asset acquisition                                                 (345)
  Sale of fixed assets                                                     130
  Loans to related parties                                                   -

Net cash flow from investment activity                                    (215)
                                                                          ----
Cash flow from financial activity

Change in long-term and short-term liabilities                          (7,250)

Impact of changes in equity                                              2,196
  Capital and reserve fund increase                                     12,196
  Refund of equity to shareholders                                           -
  Monetary donations and subsidies to equity and other cash
    contributions of partners and shareholders                               -
  Settling of loss by shareholders                                           -
  Direct payments debited to funds                                           -
  Paid-out dividends and profit shares                                       -

Dividends and profit shares received                                         -

Net cash flow from financial activity                                   (5,054)
                                                                        ------

Net increase/decrease in cash                                              583
                                                                           ---

Cash and cash equivalents at the end of the accounting period              860
                                                                           ---